Independent Auditors' Consent



To the Shareholders and Directors of the Smith Barney Intermediate Municipal Fund, Inc.:
We consent to the use of our report dated February 2, 1996 incorporated herein by reference and to the references to our Firm under the headings "Financial
Highlights" in the Prospectus.




                                        KPMG Peat
Marwick LLP
New York, New York
March 21, 1996